<PG$PCN,400000000>

                              INDEX OF ATTACHMENTS
                                     ITEM 77

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
SUB-ITEM 77B            Accountant's report on internal control
SUB-ITEM 77I (b)        Terms of new or amended securities

SUB-ITEM 77Q1           EXHIBIT (a):  Amendment to registrant's Declaration of Trust
                        EXHIBIT (b):  Investment policy of registrant
                        EXHIBIT (d):  Constituent instruments defining the rights of holders of new classes of securities
                        EXHIBIT (e):  New or amended advisory contracts
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